KENNEDY WILSON

Q2 2017 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2017

Cover
The property depicted on the cover of this earnings release and supplemental financial information is Kohanaiki in Kailua Kona, Hawaii.

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com

Contact: Daven Bhavsar, CFA
Director of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS SECOND QUARTER 2017 RESULTS
BEVERLY HILLS, Calif. (August 3, 2017) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported results for 2Q-2017:

	2Q		YTD
(Amounts in millions, except per share data)	2017	2016	2017	2016
GAAP Results
GAAP Net Income (Loss) to Common Shareholders	$9.4	($1.6)	$10.2	($9.1)
Per Diluted Share	0.08	(0.02)	0.09	(0.09)

Non-GAAP Results
Adjusted EBITDA	$102.2	$73.5	$179.5	$145.3
Adjusted Net Income	51.0	43.4	93.7	81.7
"We delivered another quarter of strong same-property growth resulting in higher levels of recurring income to the Company" said William McMorrow, chairman and CEO of Kennedy Wilson. "In addition, we realized gains in the quarter through strategic asset sales which were reinvested into higher yielding investments."
2Q Highlights

•	GAAP Net Income to Common Shareholders: Reported net income per diluted share of $0.08 for 2Q-2017, compared to a net loss per diluted share of $0.02 in 2Q-2016.

•	Growth in Recurring Property NOI: Kennedy Wilson's share of 2Q Property NOI grew by $5 million or 8% to $65 million from 2Q-2016.

•	Same Property Performance: Kennedy Wilson's share of 2Q same property revenue grew by 6% and NOI grew by 5% across 18,695 multifamily units, 12.1 million sq. ft. of commercial, and 972 hotel rooms.

•
Capital Recycling: The Company sold Rock Creek Landing, a 576-unit wholly-owned multifamily community in Kent, Washington for $109 million, resulting in a GAAP gain on sale of $47 million and an equity multiple of 2.6x to Kennedy Wilson. The Company recycled the cash proceeds from sale (and an additional $4 million of equity) into the $153 million acquisition of 90 East, a wholly-owned 573,000 sq. ft. office campus in Issaquah, Washington, leased 100% to Microsoft and Costco. As a result of these two transactions, the Company expects to add an incremental $7 million of annual recurring net operating income.

•
KWE: During the quarter, the Company announced that Kennedy Wilson and KWE had reached agreement on the terms of a recommended combination. Please see additional details on the KW-KWE transaction below.

Investments Business

•	Same Property Results: The 2Q and YTD change in same property results are as follows (at share):

	2Q - 2017 vs 2Q - 2016			YTD - 2017 vs YTD - 2016
	Occupancy	Revenue	NOI	Occupancy	Revenue	NOI
Multifamily - Market Rate	(0.3)%	5.9%	6.1%	(0.2)%	6.4%	6.6%
Multifamily - Affordable	(0.7)%	3.9%	6.5%	(0.6)%	3.2%	5.3%
Commercial	(0.2)%	(0.2)%	—%	0.5%	1.5%	2.2%
Hotel	NA	12.5%	21.2%	NA	12.7%	28.9%
Total		5.8%	5.3%		6.4%	6.9%

•	Investment Transactions: The Company, together with its equity partners (including KWE) completed the following investment transactions:

($ in millions)	Gross	Kennedy Wilson's Share
2Q - 2017	Aggregate Purchase/Sale Price	Income Producing	Non - income Producing	Total	NOI	KW Cap Rate(1)
Acquisitions(2)	$434.2	$193.5	—	$193.5	$15.6	8.1%
Dispositions(3)	827.6	207.9	50.5	258.4	10.6	5.1%
Total Transactions	$1,261.8			$451.9

YTD - 2017
Acquisitions(2)	$706.2	$284.7	$7.1	$291.8	$19.8	7.0%
Dispositions(3)	977.5	252.8	70.6	323.4	13.9	5.4%
Total Transactions	$1,683.7			$615.2
*Please see footnotes at the end of the earnings release

•
Investment into Revenue Generating Capex: The Company's share of cash invested into various multifamily, commercial, and residential value-add capex initiatives was $18 million during 2Q-2017 compared to $22 million during 2Q-2016. For the year, the Company has invested $40 million into capex initiatives.

Investment Management and Real Estate Services Business
This segment earns fees primarily from its investment management business along with its real estate services activities. For 2Q-2017, the Company's Investment Management and Real Estate Services segment reported the following results:

	2Q		YTD
($ amounts in millions)	2017	2016	2017	2016
GAAP Results
Investment Management, Property Services, and Research Fees	$7.7	$13.5	$25.2	$32.6

Non-GAAP Results
Adjusted Fees(1)(2)	$18.0	$32.1	$45.7	$62.1
Adjusted EBITDA	3.9	17.3	17.2	30.1
Please see footnotes at the end of the earnings release.

•	Fees:

◦	GAAP fees: Decreased by $6 million during 2Q-2017 compared to 2Q-2016 primarily related to a decrease of $5 million in accrued performance fees related to our commingled funds.

◦
Adjusted fees: Decreased by $14 million during 2Q-2017 compared to 2Q-2016 primarily related to a decrease of $12 million in promoted interest fees. In 2Q-2016, there was approximately $7 million of realized promoted interest related to the sale of an office property in Ireland. Additionally, there was a decrease in unrealized performance fees of approximately $5 million during Q2-2017 as compared to Q2-2016.

KW - KWE Transaction
During the quarter, the Company announced that Kennedy Wilson and KWE reached agreement on the terms of a recommended combination, which the Company believes will create a leading real estate investment and asset management platform. As a result of the transaction, KWE will become a wholly owned subsidiary of KW. As of June 30, 2017, Kennedy Wilson owned 23.8% of the share capital of KWE. The transaction is expected to be effected by means of a court-sanctioned scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991. The transaction is expected to close in 4Q-2017 and is subject to customary closing conditions including, among other things, receipt of KW and KWE shareholder approval. For more information, please refer to Form 8-K filed with the SEC on April 24, 2017 and June 13, 2017 and available at kennedywilson.com.
During the quarter, the Company drew $350 million on its revolving credit facility, with $125 million still available. The funds, along with approximately $18 million of existing corporate cash, are currently held in an escrow account, in accordance with the funds certain requirement of the UK Takeover Code, and will be used to fulfill the Company’s cash consideration obligation with regards to the recommended combination transaction with KWE of approximately $368 million.
Foreign Currency Fluctuations and Hedging
For 2Q-2017, changes in foreign currency rates reduced consolidated revenue by 3% and Adjusted EBITDA by 1% compared to foreign currency rates as of June 30, 2016. During the quarter, the net increase in shareholder's equity related to fluctuations in foreign currency and related hedges (in the GBP, EUR and JPY) was $14 million compared to a net decrease of $13 million during 2Q-2016.

Footnotes for investment transactions table
(1) KW Cap rate includes only stabilized income-producing properties. Please see "common definitions" for a definition of cap rate.
(2) There were no acquisitions by KWE during the three and six months ended June 30, 2017.

(3)	The three and six months ended June 30, 2017 includes $64.4 million and $78.4 million of dispositions by KWE, respectively.
Footnotes for IMRES performance table
(1) Adjusted Fees earned from KWE were $4.9 million and $5.8 million for the three months ended June 30, 2017 and 2016, respectively, and $9.7 million and $11.6 million for the six months ended June 30, 2017 and 2016, respectively. Adjusted Fees includes no accrued performance fee related to KWE for the three months and six months ended June 30, 2017 and June 30, 2016, respectively. Adjusted Fees excludes non-controlling interest.
(2) Adjusted fees includes $7.4 million and $15.3 million for the three months ended June 30, 2017 and 2016, respectively, and $14.6 million and $22.8 million for the six months ended June 30, 2017 and 2016, respectively, of fees eliminated in consolidation.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Friday, August 4. The direct dial-in number for the conference call is (866) 807-9684 for U.S. callers and (412) 317-5415 for international callers.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 10110322.
The webcast will be available at: http://services.choruscall.com/links/kw1708049wT3o7xb.html. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and commercial properties located in the Western U.S., UK, Ireland, Spain, Italy and Japan. To complement our investment business, the Company also provides real estate services primarily to financial services clients. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which are paid in cash and the remainder of which is paid are KWE shares; and (ii) performance fees, all of which are paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 23.8% equity interest in KWE as of June 30, 2017, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 23.8% equity interest or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.

·
"Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP -required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate at the time of conversion exceeds the basis in the previously held loan. These gains also arise when there is a change of control of an investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment in excess of the carrying amount of the equity immediately preceding the change of control.

·    “Adjusted EBITDA” represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests.

Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
·     “Adjusted fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·     “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·   “Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, share-based compensation and net income attributable to noncontrolling interests, before depreciation and amortization.  Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   “Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is often not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases gross of accumulated depreciation and amortization, net hedge asset or liability, unconsolidated investments, consolidated loans, and net other assets.
·     "Equity multiple" is calculated by dividing the amount of total distributions received by KW from an investment (including any gains, return of equity invested by KW and promoted interests) by the amount of total contributions invested by KW in such investment. This metric does not take into account management fees, organizational fees, or other similar expenses, all of which in the aggregate may be substantial and lower the overall return to KW. Equity multiples represent historical performance and are not a guarantee of the future performance of investments.

·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP, including KWE, and third-party equity providers.
·    "Estimated annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2017, the NOI represents estimated Year 1 NOI from our original underwriting.  Estimated year 1 NOI for properties purchased in 2017 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Estimated annual NOI for properties held by KWE are presented as reported by KWE.  Please also see the definition of "Net operating income" below.  The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.

·
"Investment Management and Real Estate Services Assets under Management" ("IMRES AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our IMRES AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our IMRES AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our IMRES AUM. The estimated value of development properties is included at estimated completion cost.

·
" KW Cap Rate” represents the Cap Rate (as defined above) weighted by the Company’s ownership interest in the underlying investments.   Cap rates set forth in this presentation includes data only from income-producing properties.  We calculate cap rates based on information that is supplied to us during the acquisition diligence process.  This information is often not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP.  In addition, cap rates represent historical performance and are not a guarantee of future NOI.  Properties for which a cap rate is provided may not continue to perform at that cap rate.

·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting operating expenses from operating revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.

·     "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio, including our 23.8% ownership in KWE as of June 30, 2017. Please also refer to the pro-rata financial data in our supplemental financial information.
·     "Property net operating income" or "Property NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel operating expenses from the Company's Pro-Rata rental and hotel revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$569.2	$260.2
Cash held by consolidated investments	695.6	625.5
Accounts receivable	93.4	71.3
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	6,062.1	5,814.2
Loan purchases and originations	87.2	87.7
Unconsolidated investments	499.0	555.6
Other assets	277.8	244.6
Total assets	$8,284.3	$7,659.1

Liabilities
Accounts payable	$20.8	$11.2
Accrued expenses and other liabilities	431.4	412.1
Investment debt	4,192.8	3,956.1
Senior notes payable	937.6	936.6
Line of credit	350.0	—
Total liabilities	5,932.6	5,316.0
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,215.9	1,231.4
Accumulated deficit	(132.0)	(112.2)
Accumulated other comprehensive loss	(56.4)	(71.2)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,027.5	1,048.0
Noncontrolling interests	1,324.2	1,295.1
Total equity	2,351.7	2,343.1
Total liabilities and equity	$8,284.3	$7,659.1

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Rental	$123.8	$120.3	$248.1	$240.2
Hotel	29.0	26.8	58.5	55.9
Sale of real estate	12.8	12.3	13.6	14.2
Investment management, property services and research fees	7.7	13.5	25.2	32.6
Loan purchases, loan originations and other	4.5	3.6	6.5	5.8
Total revenue	177.8	176.5	351.9	348.7
Operating expenses
Rental operating	36.6	32.8	72.6	63.8
Hotel operating	22.8	23.6	47.2	48.1
Cost of real estate sold	9.6	9.2	10.3	10.6
Commission and marketing	1.7	1.8	3.7	3.5
Compensation and related	45.5	40.5	78.2	86.2
General and administrative	10.0	11.8	19.9	22.0
Depreciation and amortization	52.1	48.9	101.8	97.3
Total operating expenses	178.3	168.6	333.7	331.5
Income from unconsolidated investments, net of depreciation and amortization	13.4	8.4	35.9	27.6
Operating income	12.9	16.3	54.1	44.8
Non-operating income (expense)
Gain on sale of real estate	66.3	16.1	71.7	54.5
Acquisition-related gains	—	8.6	—	8.6
Acquisition-related expenses	(0.9)	(6.3)	(1.2)	(8.4)
Interest expense-investment	(35.5)	(33.6)	(69.9)	(66.1)
Interest expense-corporate	(16.6)	(12.2)	(32.2)	(24.3)
Other income	4.4	5.0	4.9	5.7
Income (loss) before (provision for) benefit from income taxes	30.6	(6.1)	27.4	14.8
(Provision for) benefit from income taxes	(8.8)	3.9	(4.6)	3.4
Net income (loss)	21.8	(2.2)	22.8	18.2
Net (income) loss attributable to noncontrolling interests	(12.4)	1.1	(12.6)	(26.2)
Preferred stock dividends and accretion of issuance costs	—	(0.5)	—	(1.1)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$9.4	$(1.6)	$10.2	$(9.1)
Basic earnings per share(1)
Income (loss) per basic	$0.08	$(0.02)	$0.09	$(0.09)
Weighted average shares outstanding for basic	111,723,952	109,056,941	111,945,354	109,136,241
Diluted earnings per share(1)
Income (loss) per diluted	$0.08	$(0.02)	$0.09	$(0.09)
Weighted average shares outstanding for diluted	111,723,952	109,056,941	111,945,354	109,136,241
Dividends declared per common share	$0.17	$0.14	$0.34	$0.28
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)

The table below reconciles Adjusted EBITDA to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$9.4	$(1.6)	$10.2	$(9.1)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense - investment	26.5	22.8	51.4	44.7
Interest expense - corporate	16.6	12.2	32.2	24.3
Depreciation and amortization	32.2	29.8	63.4	57.5
Provision for (benefit from) income taxes	8.1	(4.9)	2.2	(5.4)
Share-based compensation	9.4	14.7	20.1	32.2
Preferred stock dividends and accretion of issuance costs	—	0.5	—	1.1
Adjusted EBITDA	$102.2	$73.5	$179.5	$145.3
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts

The table below provides a detailed reconciliation of Adjusted EBITDA to net income.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss)	$21.8	$(2.2)	$22.8	$18.2
Non-GAAP adjustments:
Add back:
Interest expense-investment	35.5	33.6	69.9	66.1
Interest expense-corporate	16.6	12.2	32.2	24.3
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.0	6.2	11.5	12.3
Depreciation and amortization	52.1	48.9	101.8	97.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.4	5.3	8.7	10.5
Provision for (benefit from) income taxes	8.7	(3.9)	4.6	(3.4)
Share-based compensation	9.4	14.7	20.1	32.2
EBITDA attributable to noncontrolling interests(1)	(52.3)	(41.3)	(92.1)	(112.2)
Adjusted EBITDA	$102.2	$73.5	$179.5	$145.3
(1) EBITDA attributable to noncontrolling interest includes $24.3 million and $24.4 million of depreciation and amortization, $15.0 million and $17.0 million of interest, and $0.6 million and $1.1 million of taxes, for the three months ended June 30, 2017 and 2016, respectively. EBITDA attributable to noncontrolling interest includes $47.1 million and $50.3 million of depreciation and amortization, $30.0 million and $33.6 million of interest, and $2.4 million and $2.1 million of taxes, for the six months ended June 30, 2017 and 2016, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Net Income
(Unaudited)
(Dollars in millions, except per share data)
The table below reconciles Adjusted Net Income to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$9.4	$(1.6)	$10.2	$(9.1)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	32.2	29.8	63.4	57.5
Share-based compensation	9.4	14.7	20.1	32.2
Preferred stock dividends and accretion of issuance costs	—	0.5	—	1.1
Adjusted Net Income	$51.0	$43.4	$93.7	$81.7
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts

The table below provides a detailed reconciliation of Adjusted Net Income to net income.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss)	$21.8	$(2.2)	$22.8	$18.2
Non-GAAP adjustments:
Add back (less):
Depreciation and amortization	52.1	48.9	101.8	97.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.4	5.3	8.7	10.5
Share-based compensation	9.4	14.7	20.1	32.2
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(36.7)	(23.3)	(59.7)	(76.5)
Adjusted Net Income	$51.0	$43.4	$93.7	$81.7
(1) Includes $24.3 million and $24.4 million of depreciation and amortization for the three months ended June 30, 2017 and 2016, respectively, and $47.1 million and $50.3 million of depreciation and amortization for the six months ended June 30, 2017 and 2016, respectively.

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	June 30, 2017	December 31, 2016
Market Data
Common stock price per share	$19.05	$20.50
Common stock shares outstanding	114,218,250	115,740,906

Equity Market Capitalization	$2,175.9	$2,372.7

Corporate Debt
Kennedy Wilson's share of property debt	2,675.0	2,559.2
Senior notes payable	955.0	955.0
Line of Credit	350.0	—
Total Kennedy Wilson's share of debt	3,980.0	3,514.2
Total Capitalization	6,155.9	5,886.9
Less: Cash and cash equivalents (excluding cash held by consolidated investments)	(569.2)	(260.2)
Less: Kennedy Wilson's share of cash held by investments	(245.2)	(238.9)
Total Enterprise Value	$5,341.5	$5,387.8

Kennedy-Wilson Holdings, Inc.
Components of Value Summary - as of June 30, 2017
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of June 30, 2017. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (multifamily, commercial, hotels, loans, residential, other, development / redevelopment and KWE), the value of KW’s services business and subtracting KW’s net liabilities.

						Kennedy Wilson's Share
Investments		Description	KW Investment Account	KW Ownership(2)	Occupancy	Est. Annual NOI(3)(4)	Investment Debt(4)	Common Valuation Approach	Page #
Income Producing Assets
1	Multifamily(1)	22,976 units	$622.3	57.9%	94.9%	$149.5	$1,628.4	Cap rate; price per unit	19
2	Commercial(1)	6.3 million square feet	419.9	50.8%	92.9%	59.9	488.2	Cap rate; price per sq. ft.	20
3	Hotels(1)	3 Hotels / 628 Hotel Rooms	111.6	83.2%		18.7	109.3	Cap rate; price per key	22
Unstabilized, Development, and Non-income Producing Assets
4	Commercial: Unstabilized(1)	866K sq.ft. - Western U.S. 940k sq.ft. - Europe	54.0	57.2%	63.5%	N/A	57.8	Price per sq. ft.; investment account multiple	20
5	Development - Commercial, Multifamily, and Hotel(1)	441K commercial sq. ft. 1,463 multifamily units One five-star resort	98.5					Residual value of land	25
6	Loans, residential, and other(1)	16 investments, 3 unresolved loans	206.2					Investment account multiple	22
					NAV per share	Market Price per share	Total Shares (million)
7	KWE	23.8% ownership in LSE:KWE	$469.6	100.0%	$16.17	$14.46	30.0	Market Value; Sum-of-the-parts	24

Investment Management and Real Estate Services						Annualized Adj. Fees(5)	Annualized Adj. EBITDA(5)
8	Investment management	Management and promote fees		100.0%		$47.4	$30.2	Adj. EBITDA or Adj. Fees Multiple	27
9	Property services and research	Fees and commissions		100.0%		43.8	3.9	Adj. EBITDA or Adj. Fees Multiple	27
	Total					$91.2	$34.1

Net Corporate Debt			Total
10	KWH Corporate Debt	Senior Notes Payable, Line of Credit	$1,305.0	100%				Face Value
11	Cash and other net assets	Cash, Marketable Securities, Hedge Liability	$(693.9)	100%				Book Value
	Total Net Corporate Debt		$611.1						33

(1) Excludes investments held by KWE.
(2) Weighted average ownership figures for income-producing/stabilized properties are based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account.
(3) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
(4) Based on weighted-average ownership figures held by KW.
(5) Annualized figures are calculated by multiplying the actual six-month adjusted fees/adjusted EBITDA figures by two and are not indicators of the actual results that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
(Unaudited)
(Dollars in millions)

							Kennedy Wilson's Share
Multifamily	# of Properties	# of Units	Occupancy(1)	Estimated Annual NOI(2)	Debt(3)	Ownership %(5)	Estimated Annual NOI(2)	Debt	KW Investment Account(1)
Western U.S.	75	21,404	94.8%	$238.8	$2,571.1	59.7%	$142.7	$1,545.6	$575.2
Ireland(4)	4	777	95.0	12.2	142.6	52.2	6.4	75.3	40.7
Japan(4)	9	795	95.5%	7.2	$149.5	5.0%	0.4	7.5	6.4
Total stabilized excluding KWE	88	22,976	94.9%	$258.2	$2,863.2	57.9%	$149.5	$1,628.4	$622.3
Unstabilized KWH(6)	1	163	39.3%	N/A	$39.8	50.0%	N/A	$19.9	$11.7
Total excluding KWE	89	23,139			$2,903.0			$1,648.3	$634.0

KWE
Ireland(4)	3	523	95.6%	$9.6	$118.4	23.8%	$2.3	$28.2	$16.1
Total stabilized KWE	3	523	95.6%	$9.6	$118.4	23.8%	$2.3	$28.2	$16.1
Unstabilized KWE(6)	2	294	N/A	N/A	$78.4	23.8%	N/A	$18.7	$9.6
Total including KWE	94	23,956	95.1%	$267.8	$3,099.8	54.5%	$151.8	$1,695.2	$659.7

Development - See page 25 for additional detail
Vintage Housing Holdings	5	1,014	N/A	N/A	$38.7	41.7%	N/A	16.1	$1.7
Clancy Quay / Capital Dock	2	449	N/A	N/A	$23.2	44.6	N/A	$9.9	$16.5
Total Development	7	1,463			$61.9	44.3%	N/A	$26.0	$18.2

Pro-Forma Total	101	25,419							$677.9

(1) As of June 30, 2017.
(2) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
(3) Debt represents 100% debt balance against properties as of June 30, 2017. For unencumbered properties at KWE, KWE’s unsecured debt is allocated on a weighted average basis based on KW Investment Account to give a better representation of KW’s equity exposure within KWE.
(4) Estimated foreign exchange rates are €0.88 = $1 USD, ¥112 = $1 USD, and £0.77 = $1 USD, related to NOI and debt.
(5) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Ownership in investments held by KWE is based on the Company’s 23.8% ownership interest in KWE as of June 30, 2017.
(6) Represents properties that are either under development or undergoing lease up as part of our asset management strategy.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
(Unaudited)
(Dollars and Square Feet in millions)

							Kennedy Wilson's Share
Commercial	# of Properties	Rentable Sq. Ft.	Occupancy(1)	Estimated Annual NOI(2)	Debt(3)	Ownership %(4)	Estimated Annual NOI(2)	Debt	KW Investment Account(1)
Western U.S.(7)	34	4.8	93.0%	$92.0	$687.7	53.7%	$49.4	$388.2	$336.8
United Kingdom(5)	4	1.3	91.8	16.7	145.9	38.7	6.6	58.3	56.9
Ireland(5)	1	0.2	100.0	7.7	83.4	50.0	3.9	41.7	26.2
Total stabilized excluding KWE	39	6.3	92.9%	$116.4	$917.0	50.8%	$59.9	$488.2	$419.9
Unstabilized Total(6)	12	1.8	63.5	N/A	151.6	57.2%	N/A	57.8	54.0
Total excluding KWE	51	8.1			$1,068.6			$546.0	$473.9

KWE:
United Kingdom(5)	164	7.5	92.1%	$115.0	$1,120.5	23.8%	$27.4	$269.2	$183.1
Ireland(5)	18	1.2	95.8	41.9	401.5	23.8	10.0	94.4	62.6
Spain(5)	15	0.8	91.7	11.2	91.3	23.8	2.7	21.7	26.6
Italy(5)	9	1.1	100.0	13.7	148.4	23.8	3.3	33.8	19.5
Total stabilized KWE	206	10.6	93.2%	$181.8	$1,761.7	23.8%	$43.4	$419.1	$291.8
Unstabilized KWE(6)	2	0.2	70.4%	N/A	56.9	23.8%	N/A	12.9	7.4
Total KWE	208	10.8			$1,818.6			$432.0	$299.2

Total including KWE	259	18.9	90.7%	$298.2	$2,887.2	35.5%	$103.3	$978.0	$773.1

Development - see page 25 for additional detail
Capital Dock / Kildare	2	0.4	N/A	N/A	39.5	60.5%	N/A	16.8	29.4
KWE	2	0.1	N/A	N/A	55.2	23.8	N/A	13.1	6.3
Total Development	4	0.5			$94.7			$29.9	$35.7

Pro Forma Total	263	19.4							$808.8
(1) As of June 30, 2017.
(2) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
(3) Debt represents 100% debt balance against properties as of June 30, 2017. For unencumbered properties at KWE, KWE’s unsecured debt is allocated on a weighted average basis based on KW Investment Account to give a better representation of KW’s equity exposure within KWE.

(4) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted-average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account. Ownership in investments held by KWE is based on the Company’s 23.8% ownership interest in KWE as of June 30, 2017.
(5) Estimated foreign exchange rates are £0.77 = $1 USD and €0.88 = $1 USD, related to NOI and debt.
(6) Represents properties that are either under development or undergoing lease up as part of our asset management strategy.
(7) The information presented in this row for Western U.S. commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $3.0 million in annual NOI and investment account balance of $34.1 million as of June 30, 2017.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary
(Unaudited)
(Dollars in millions)

						Kennedy Wilson's Share
Hotel	# of Investments	Hotel Rooms	Estimated Annual NOI(2)	Debt(3)	Ownership%(4)	Estimated Annual NOI(2)	Debt	KW Investment Account(1)
Western U.S.	2	363	$8.1	$49.5	53.6%	$4.4	$27.0	$26.1
Ireland(5)	1	265	14.3	82.3	100.0	14.3	82.3	85.5
Total excluding KWE	3	628	$22.4	$131.8	83.2%	$18.7	$109.3	$111.6

KWE:
United Kingdom(5)	1	209	$1.8	$34.5	23.8%	$0.4	$8.2	$4.6
Ireland(5)	1	135	1.7	26.8	23.8%	0.4	6.4	4.1
Total KWE	2	344	$3.5	$61.3	23.8%	$0.8	$14.6	$8.7

Total including KWE	5	972	$25.9	$193.1	56.1%	$19.5	$123.9	$120.3

Development - See page 25 for additional detail
Kona Village Resort	1	125	N/A	—	50.0%	N/A	—	50.9
Pro Forma Total	6	1,097						$171.2

(1) As of June 30, 2017.
(2) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
(3) Debt represents 100% debt balance against properties as of June 30, 2017. For unencumbered properties at KWE, KWE’s unsecured debt is allocated on a weighted average basis based on KW Investment Account to give a better representation of KW’s equity exposure within KWE.
(4) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account. Ownership in investments held by KWE is based on the Company’s 23.8% ownership interest in KWE as of June 30, 2017.
(5) Estimated foreign exchange rates are £0.77 = $1 USD and €0.88 = $1 USD, related to NOI and debt.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary (Continued)
(Unaudited)
(Dollars in millions)

									Kennedy Wilson's Share
Loans	Initial # of Loans(5)	Initial UPB(6)	# of Unresolved Loans	Total Collections	Current UPB(1)	Pre-Promote KW Share of Current UPB(7)	Debt(2)	Ownership%(3)	Debt	KW Investment Account (1)
Western U.S.	3	$6.1	3	$—	$6.1	$6.1	$—	100.0%	$—	$6.1
Total excluding KWE	3	$6.1	3	$—	$6.1	$6.1	$—	100.0%	$—	$6.1

KWE:
United Kingdom (4)	8	119.3	7	46.7	90.6	21.6	40.6	23.8	$9.7	$4.6
Ireland (4)	12	246.9	5	71.7	129.2	30.7	18.3	23.8	4.3	2.1
Total	20	$366.2	12	$118.4	$219.8	$52.3	$58.9	23.8%	$14.0	$6.7

Total including KWE	23	$372.3	15	$118.4	$225.9	$58.4	$58.9	25.9%	$14.0	$12.8

							Kennedy Wilson's Share
Residential and Other	# of Investments	Residential Units	Total Acres	Residential Lots	Debt(2)	Ownership%(3)	Debt	KW Investment Account(1)
Western U.S.	16	214	4,053	251	$28.6	32.6%	$5.7	$200.1
Total ex. KWE	16	214	4,053	251	$28.6	32.6%	$5.7	$200.1

KWE:
Spain(4)	1	19	—	—	8.5	21.4%	1.8	1.0
Total KWE	1	19	—	—	8.5	21.4%	1.8	1.0

Grand Total	17	233	4,053	251	$37.1	32.5%	$7.5	$201.1

(1) As of June 30, 2017.
(2) Debt represents 100% debt balance against properties as of June 30, 2017. For unencumbered properties at KWE, KWE’s unsecured debt is allocated on a weighted average basis based on KW Investment Account to give a better representation of KW’s equity exposure within KWE.
(3) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account. Ownership in investments held by KWE is based on the Company’s 23.8% ownership interest in KWE as of June 30, 2017.
(4) Estimated foreign exchange rates are £0.77 = $1 USD and €0.88 = $1 USD, related to NOI and debt.
(5) Represents total number of loans at initial acquisition of respective pools.
(6) Unpaid Principal Balance.
(7) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.

Kennedy-Wilson Holdings, Inc.
KWE Investment Summary
(Unaudited)
(Dollars in millions, except per share information)

As of June 30, 2017, Kennedy Wilson owns 23.8% of the outstanding share capital of Kennedy Wilson Europe (LSE:KWE). Additionally, a wholly-owned subsidiary of Kennedy Wilson acts as the investment manager of KWE, whereby it earns an annual management fee and rights to potential incentive fees. Below is a summary of Kennedy Wilson's stock investment in KWE.

	Shares (million)	Price per Share	Market Value(1)	KWH Investment Account	Dividend Yield(2)
KWE Stock Position (June 30, 2017)	30.0	$14.46	$434.1	$469.6	4.3%
(1) Estimated foreign exchange rate is £0.77 = $1 USD. The closing share price of KWE on June 30, 2017 was £11.1.
(2) Dividend yield is annualized based upon the quarterly dividend of 12 pence per share and the closing share price of KWE.

(Market capitalization shown in millions)
Market Data	June 30, 2017
Common stock price per share (1)	$14.46
Basic shares outstanding	126,133,407
Market Capitalization	$1,823.9
(1) Estimated foreign exchange rate is £0.77 = $1 USD. The closing share price of KWE on June 30, 2017 was £11.1.

Kennedy-Wilson Holdings, Inc.
Key Income - Producing Development and Re-development Initiatives (excluding KWE)
(Unaudited, Dollars in millions)

This section includes developments or redevelopments that the Company is undergoing or considering, and excludes residential investments and investments held by KWE. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. Information as of June 30, 2017.

					If Completed
Location	Type	Investment	Description	Status	Est. Completion Date (1)	Commercial Sq. Ft.	MF Units / Hotel Rooms	Total Capitalization	Total Debt	KW Est. Cash to Complete (2)	Estimated Yield (3)	Investment Account	KW Ownership
Ireland	Mixed - Use	Capital Dock	Prime waterfront five-acre development adjacent to State Street building in Silicon Docks section of Dublin	Basement complete and structures in progress on all blocks. Fit-out commenced on Block 300.	2018	240,000	190	$287.6	$110.0	$31.3	8%-10%	24.7(4)	43%
Ireland	Commercial	200 Capital Dock	Office tower within Capital Dock development project	Property sold to JPMorgan in Q2 2017	2018	130,000	NA	NA	NA	NA	NA	7.4	NA
Ireland	Multifamily	Clancy Quay(5)	Additional development within existing apartment community. Phase 3 is expected to consist of 259 units and 6k sq. ft. of commercial space	Phase 3: In planning/detailed design stage	2018-2020	6,000	259	106.2	—	47.9	6%-8%	4.6	50%
WA, CA, and NV	Multifamily	Vintage Housing Holdings	Four tax-credit development sites in greater Seattle and Reno. One market rate development in Santa Rosa(3)	Three under construction, two projects purchased land and in planning stage	2018-2020	—	1,014	244.9	144.7	8.1	NA	1.7	49%
HI	Hotel	Kona Village Resort	Restoration of iconic 125 vacation bungalow resort on 81.4 acres including restaurants, pools, fitness center and spa	In design and entitlement phase.	2020	—	125	240.5	—	56.7	NA	50.9	50%
Ireland	Commercial	Kildare	Incorporate multiple lots into modern class-A office and retail scheme with 65k sq. ft. of space in Dublin	Pre-Planning	2020	65,000	—	53.3	—	45.1	7%-9%	9.2	100%
Total						441,000	1,588	$932.5	$254.7	$189.1		$98.5
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all.

(2)
Figures shown in this column are an estimate of KW's remaining cash commitment to develop to completion or to complete the entitlement process, as applicable, as of June 30, 2017. These figures are budgeted costs and assume potential project-level debt financing. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(3) Estimated Yield is based upon the Company's estimate of total capitalization at completion. There is no guarantee that the Company will achieve these results.
(4) The Company received a distribution of $22.7 million from a construction loan placed on Capital Dock during the quarter. Including this cash already received, the Company expects to spend an additional $8.6 million to complete Capital Dock.
(5) Excludes Phase II, which was fully place in-service as of June 30, 2017 and is now part of unstabilized multifamily. Phase II consists of 163 units that is expected to generate $3.6 million of NOI once stabilized.

Kennedy-Wilson Holdings, Inc.
Investment Management and Real Estate Services Platform
(Unaudited, Dollars in millions)

Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has over $18 billion in IMRES AUM(1) and 59 million square feet under management.

Below are other key statistics related to our platform:

Adjusted Fees
	2Q		YTD
	2017	2016	2017	2016
Investment management, property services and research fees	$7.7	$13.5	$25.2	$32.6
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	7.4	15.3	14.6	22.8
KW share of fees in unconsolidated service businesses(2)	2.9	3.3	5.9	6.7
Adjusted Fees	$18.0	$32.1	$45.7	$62.1
(1) The three months ended June 30, 2017 and 2016 includes $4.7 million and $8.9 million, respectively, and the six months ended June 30, 2017 includes $9.2 million and $14.1 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain.

Adjusted Fees - Detail
	2Q		YTD
Fee Description	2017	2016	2017	2016
Investment Management - Base	$9.7	$11.1	$19.4	$21.7
Investment Management - Performance	(2.7)	9.5	3.8	16.0
Investment Management - Acquisition / Disposition	0.5	—	0.5	0.2
Property Services and Research	10.5	11.5	22.0	24.2
Total Adjusted Fees	$18.0	$32.1	$45.7	$62.1

Investment Management and Real Estate Services
	Investment Management	Property Services & Research	Total
YTD 2017 Adjusted Fees(1)	$23.7 million	$22.0 million	$45.7 million
YTD 2017 Adjusted EBITDA(1)(2)	$15.2 million	$2.0 million	$17.2 million
Description	$5.4 billion in total Invested Capital(3)

(1) As defined in "Common Definitions" section of the earnings release.
(2) See reconciliation of Adjusted EBITDA on page 32
(3) Represents total investment level equity on which we earn fee income, of which $2.1 billion relates to Kennedy Wilson.

Kennedy-Wilson Holdings, Inc.
All-Property Multifamily and Commercial Investment Summary By Ownership
(Unaudited, Dollars in millions)

The following summarizes Kennedy Wilson's income-producing multifamily and commercial portfolio by ownership category. Excluded below are KWE, hotels, commercial - unstabilized, development, loans, and residential and other investments.

Multifamily
	June 30, 2017						June 30, 2016
KW Ownership Category	Units	Occupancy	KW Share of Est. Annual NOI(1)	KW Share of Debt(2)	Ownership(3)	NOI Growth	Units	Occupancy	KW Share of Est. Annual NOI(1)	KW Share of Debt(2)	Ownership(3)
~100% Owned	8,437	94.5%	$102.8	$1,120.1	98.5%	18.6%	7,834	94.8%	$86.7	$880.1	98.4%
~50% owned	9,268	94.6%	41.0	440.6	45.9%	(9.3)%	9,895	95.5%	45.2	446.7	48.7%
Minority-owned	5,271	95.5%	5.7	67.7	8.8%	(6.6)%	7,151	94.1%	6.1	73.7	7.5%
Total	22,976	94.9%	$149.5	$1,628.4	57.9%	8.3%	24,880	94.9%	$138.0	$1,400.5	52.5%

Commercial
	June 30, 2017						June 30, 2016
KW Ownership Category	Rentable Sq. Ft.	Occupancy	KW Share of Est. Annual NOI(1)	KW Share of Debt(2)	Ownership(3)	NOI Growth	Rentable Sq. Ft.	Occupancy	KW Share of Est. Annual NOI(1)	KW Share of Debt(2)	Ownership(3)
~100% Owned	2.2	98.9%	$42.5	$332.5	98.6%	44.1%	2.1	96.8%	$29.5	$236.9	97.7%
~50% owned	0.9	93.2%	9.4	94.5	50.3%	9.3%	0.9	93.2%	8.6	93.7	50.3%
Minority-owned	3.2	90.8%	8.0	61.2	14.7%	(2.4)%	2.7	91.7%	8.2	63.7	22.0%
Total	6.3	92.9%	$59.9	$488.2	50.8%	29.4%	5.7	93.8%	$46.3	$394.3	54.7%

(1)
Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.

(2)	Debt represents 100% debt balance against properties.

(3)	Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited, Dollars in millions)

Multifamily

Same Property Analysis By Region (including KWE) - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues (2)			Net Operating Income (2)
2017 vs. 2016	2017	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change

Market Rate Portfolio
Region:
Western U.S.	11,985	94.3%	94.5%	(0.3)%	$37.2	$35.1	5.9%	$24.9	$23.5	6.0%
Ireland	1,134	97.3	98.6	(1.3)%	3.9	3.7	6.1%	2.4	2.3	7.1%
Total	13,119	94.5%	94.8%	(0.3)%	$41.1	$38.8	5.9%	$27.3	$25.8	6.1%

Affordable Portfolio
Western U.S.	5,576	96.0%	96.6%	(0.7)%	$6.3	$6.1	3.9%	$4.2	$3.9	6.5%

Six Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues (2)			Net Operating Income (2)
2017 vs. 2016	2017	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change

Market Rate Portfolio
Region:
Western U.S.	11,372	94.2%	94.4%	(0.2)%	$73.0	$68.5	6.5%	$48.8	$45.7	6.7%
Ireland	1,134	96.1	97.4	(1.3)%	6.0	5.8	4.5%	3.9	3.7	5.2%
Total	12,506	94.3%	94.5%	(0.2)%	$79.0	$74.3	6.4%	$52.7	$49.4	6.6%

Affordable Portfolio
Western U.S.	5,576	95.9%	96.5%	(0.6)%	$12.6	$12.2	3.2%	$8.4	$8.0	5.3%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis
(Unaudited, Dollars in millions)

Commercial

Same Property Analysis By Region (including KWE) - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1) changes to Kennedy Wilson.

Three Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues (2)			Net Operating Income (2)
2017 vs. 2016	2017	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change

Region:
Western U.S.	2.2	92.4%	93.9%	(1.6)%	$7.0	$7.0	(0.1)%	$5.6	$5.5	0.3%
United Kingdom	6.9	97.2	96.6	0.7	7.2	7.3	(1.2)	6.6	6.7	(0.6)
Ireland	1.4	99.3	99.1	0.2	2.9	2.8	1.5	2.8	2.8	0.6
Spain	0.5	98.4	98.3	0.1	0.4	0.4	3.2	0.4	0.4	4.1
Italy	1.1	100.0	100.0	—	0.9	0.9	0.6	0.8	0.8	(0.8)
Total	12.1	96.0%	96.2%	(0.2)%	$18.4	$18.4	(0.2)%	$16.2	$16.2	—%

Six Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues (2)			Net Operating Income (2)
2017 vs. 2016	2017	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change

Region:
Western U.S.	2.2	92.9%	92.6%	0.2%	$14.1	$13.7	2.9%	$11.2	$10.7	4.7%
United Kingdom	6.9	97.4	96.6	0.9	14.7	14.7	—	13.6	13.4	0.8
Ireland	1.4	99.1	99.1	(0.1)	5.8	5.7	2.3	5.7	5.6	1.7
Spain	0.5	98.3	98.6	(0.3)	0.7	0.7	1.6	0.7	0.7	2.4
Italy	1.1	100.0	100.0	—	1.9	1.9	0.1	1.6	1.7	(1.3)
Total	12.1	96.2%	95.7%	0.5%	$37.2	$36.7	1.5%	$32.8	$32.1	2.2%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three and six months ended June 30, 2017 by Kennedy Wilson and its equity partners, including KWE:

	100%		Kennedy Wilson's Share
($ in millions)	Aggregate Purchase / Sale Price	Cap Rate (1)	Pro-Rata Purchase/Sale Price	KW Cap Rate (1)	KW Ownership (2)	KW Equity Multiple (3) (4)	KW Cash Profit Over Investment Life (4)
Three Months Ended June 30, 2017
Acquisitions — KW (excluding KWE)	$434.2	6.9%	$193.5	8.1%	44.6%
Acquisitions — KWE	—	—	—	—	—
Total	434.2	6.9%	193.5	8.1%	44.6%

Dispositions — KW (excluding KWE)	763.2	4.5%	243.0	4.9%	31.3%	1.9x	$82.2
Dispositions — KWE	64.4	6.9%	15.4	6.9%	23.8%
Total	$827.6	4.7%	$258.4	5.1%	30.8%

Six Months Ended June 30, 2017
Acquisitions — KW (excluding KWE)	$706.2	6.4%	$291.8	7.0%	41.0%
Acquisitions — KWE	—	—	—	—	—
Total	706.2	6.4%	291.8	7.0%	41.0%

Dispositions — KW (excluding KWE)	899.1	4.8%	304.7	5.3%	33.9%	1.7x	$92.8
Dispositions — KWE	78.4	6.7%	18.7	6.7%	23.8%
Total	$977.5	5.0%	$323.4	5.4%	33.1%
(1) For acquisitions and dispositions by KW, the Cap Rate and KW Cap Rate include only income-producing properties. For the three months ended June 30, 2017, there were no non-income producing acquisitions and $120.9 million of dispositions of non-income producing assets. For the six months ended June 30, 2017, there were $27.2 million of acquisitions and $174.3 million of dispositions of non-income producing assets. For acquisitions and dispositions by KWE, the cap rate is reported by KWE. Please see "common definitions" for a definition of cap rate and KW cap rate and a description of their limitations.
(2) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition. Kennedy Wilson ownership of KWE investment transactions is based upon Kennedy Wilson's 23.8% ownership of KWE as of June 30, 2017.

(3)	Please see "common definitions" for a definition of equity multiple and a description of its limitations.

(4)
Excludes sale of non-income producing investments, of which Kennedy Wilson's share totaled $50.5 million for the three months ended June 30, 2017 and $70.6 million for the six months ended June 30, 2017.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Investments	2017	2016	2017	2016
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$51.0	$23.0	$71.6	$46.7
Add back (less) (Kennedy Wilson's Share):
Interest expense — investment	26.4	22.6	51.1	44.3
Depreciation and amortization	31.3	29.0	61.6	56.1
Provision for (benefit from) income taxes	0.7	2.2	(0.1)	2.2
Fees eliminated in consolidation	(7.4)	(15.3)	(14.6)	(22.8)
Adjusted EBITDA	$102.0	$61.5	$169.6	$126.5

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Investment Management and Real Estate Services	2017	2016	2017	2016
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(4.5)	$1.2	$0.5	$5.5
Add back (less) (Kennedy Wilson's Share):
Interest expense	0.1	0.1	0.3	0.4
Depreciation and amortization	0.9	0.7	1.8	1.4
Fees eliminated in consolidation	7.4	15.3	14.6	22.8
Adjusted EBITDA	$3.9	$17.3	$17.2	$30.1

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Corporate	2017	2016	2017	2016
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(37.1)	$(25.6)	$(61.9)	$(61.3)
Add back (less) (Kennedy Wilson's Share):
Interest expense — corporate	16.6	12.2	32.2	24.3
Provision for (benefit from) income taxes	7.4	(7.1)	2.3	(7.6)
Share-based compensation	9.4	14.7	20.1	32.2
Preferred dividends and accretion of stock costs	—	0.5	—	1.1
Adjusted EBITDA	$(3.7)	$(5.3)	$(7.3)	$(11.3)

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
(Unaudited, Dollars in millions)

	Investment Level			Corporate		Total KW Share
Maturity	Consolidated (Excluding KWE)(1)	Consolidated KWE(1)	Unconsolidated Debt	Unsecured Debt
2017	$64.4	$0.4	$5.2	$—		$66.0
2018	122.3	46.0	323.0	350.0	(2)	558.5
2019	135.0	482.5	202.3	—		237.5
2020	163.1	93.4	335.8	—		231.3
2021	98.5	4.3	73.0	—		96.5
2022	16.0	657.4	184.9	—		195.5
2023	224.8	217.3	230.1	—		293.7
2024	183.8	6.9	78.2	900.0	(3)	1,052.0
2025	517.4	635.1	6.0	—		567.8
2026	387.2	7.5	170.2	—		429.7
Thereafter	108.7	48.3	604.2	55.0	(3)	251.5
Total	$2,021.2	$2,199.1	$2,212.9	$1,305.0		$3,980.0

Cash	$103.2	$592.4	$76.7	$569.2		$814.4
Net Debt	$1,918.0	$1,606.7	$2,136.2	$735.8		$3,165.6
(1) Excludes $27.4 million of unamortized loan fees of and unamortized net premium of $0.1 million, as of June 30, 2017.
(2) Represents balance outstanding on line of credit
(3) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.2%

Weighted average remaining maturity in years (KW Share): 6.2 years
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt (1)	Total KW Share of Debt
Investment Level Debt (ex. KWE)	$2,316.6	$927.6	$989.6	$4,233.8	$2,151.7
KW Corporate Debt	955.0	—	350.0	1,305.0	1,305.0
KWE Debt	1,581.9	422.2	195.0	2,199.1	523.3
Total	$4,853.5	$1,349.8	$1,534.6	$7,737.9	$3,980.0
% of Total Debt	63%	17%	20%	100%
(1) Represents $4,220.3 million of consolidated investment level debt and $2,212.9 million of unconsolidated investment level debt. Approximately 99% of such investment level debt is non-recourse to the Company.

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	June 30, 2017		December 31, 2016
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$—	$—	$—	$—
Cash held by consolidated and unconsolidated investments	(474.1)	23.7	(442.5)	55.9
Accounts receivable	(29.8)	1.9	(20.5)	1.6
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(2,776.0)	966.0	(2,664.3)	1,013.2
Loan purchases and originations	(61.8)	—	(57.5)	—
Unconsolidated investments	—	(499.0)	—	(555.6)
Other assets	(185.3)	75.5	(167.1)	107.1
Total assets	$(3,527.0)	$568.1	$(3,351.9)	$622.2

Liabilities
Accounts payable	$(11.3)	$—	$(5.4)	$—
Accrued expenses and other liabilities	(265.9)	14.8	(257.3)	41.2
Investment debt	(1,925.6)	553.3	(1,794.1)	581.0
Total liabilities	(2,202.8)	568.1	(2,056.8)	622.2
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(1,324.2)	—	(1,295.1)	—
Total equity	(1,324.2)	—	(1,295.1)	—
Total liabilities and equity	$(3,527.0)	$568.1	$(3,351.9)	$622.2
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $219.0 million and $70.9 million relating to noncontrolling interests and unconsolidated investments, and $168.3 million and $67.3 million relating to noncontrolling interests and unconsolidated investments, as of June 30, 2017 and December 31, 2016, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	2Q - 2017		2Q - 2016
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(52.1)	$21.6	$(57.6)	$23.6
Hotel	(10.6)	—	(9.4)	—
Sale of real estate	(7.5)	55.5	(1.3)	12.9
Investment management, property services and research fees	7.5	2.9	15.3	3.4
Loan purchases, loan originations and other	(3.3)	—	(2.7)	(0.5)
Total revenue	(66.0)	80.0	(55.7)	39.4
Operating expenses
Rental operating	(13.2)	9.5	(13.5)	10.1
Hotel operating	(8.9)	—	(9.4)	—
Cost of real estate sold	(5.7)	37.2	(1.0)	10.0
Commission and marketing	—	—	—	—
Compensation and related	(0.1)	0.3	(0.2)	0.2
General and administrative	(1.9)	0.9	(3.0)	1.0
Depreciation and amortization	(24.2)	4.4	(24.5)	5.3
Total operating expenses	(54.0)	52.3	(51.6)	26.6
Income from unconsolidated investments, net of depreciation and amortization	(0.5)	(12.9)	(0.3)	(8.1)
Operating income	(12.5)	14.8	(4.4)	4.7
Non-operating income (expense)
Gain on sale of real estate	(11.9)	8.5	(7.9)	(0.2)
Acquisition-related gains	—	—	(1.9)	—
Acquisition-related expenses	—	—	4.2	—
Interest expense-investment	15.1	(6.1)	17.1	(6.3)
Interest expense-corporate	—	—	—	—
Other income (expense)	(3.8)	(1.6)	(7.0)	(3.3)
Fair Value/Other Adjustments (3)	—	(15.6)	—	5.1
(Loss) income before provision for income taxes	(13.1)	—	0.1	—
Benefit from (provision for) income taxes	0.7	—	1.0	—
Net income (loss)	(12.4)	—	1.1	—
Net loss (income) attributable to noncontrolling interests	12.4	—	(1.1)	—
Preferred stock dividends and accretion of issuance costs	—	—	—	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	Six months ended June 30, 2017		Six months ended June 30, 2016
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(105.9)	$42.6	$(118.2)	$46.5
Hotel	(21.8)	—	(20.5)	—
Sale of real estate	(8.1)	72.7	(2.3)	24.1
Investment management, property services and research fees	14.7	5.8	22.8	6.8
Loan purchases, loan originations and other	(4.7)	—	(4.1)	(0.5)
Total revenue	(125.8)	121.1	(122.3)	76.9
Operating expenses
Rental operating	(26.6)	18.8	(25.8)	19.8
Hotel operating	(18.8)	—	(19.6)	—
Cost of real estate sold	(6.2)	51.3	(1.7)	18.7
Commission and marketing	—	—	—	—
Compensation and related	(0.4)	0.6	(0.5)	0.5
General and administrative	(3.6)	1.9	(4.9)	2.0
Depreciation and amortization	(47.0)	8.7	(50.3)	10.7
Total operating expenses	(102.6)	81.3	(102.8)	51.7
Income from unconsolidated investments, net of depreciation and amortization	(1.0)	(34.9)	(1.0)	(26.6)
Operating income	(24.2)	4.9	(20.5)	(1.4)
Non-operating income (expense)
Gain on sale of real estate	(13.8)	9.1	(35.3)	(0.2)
Acquisition-related gains	—	—	(1.9)	—
Acquisition-related expenses	—	—	5.6	—
Interest expense-investment	30.1	(11.6)	33.7	(12.3)
Interest expense-corporate	—	—	—	—
Other income (expense)	(7.2)	(3.0)	(9.8)	(4.8)
Fair Value/Other Adjustments (3)	—	0.6	—	18.7
Income before provision for income taxes	(15.1)	—	(28.2)	—
Benefit from (provision for) income taxes	2.5	—	2.0	—
Net income (loss)	(12.6)	—	(26.2)	—
Net loss (income) attributable to noncontrolling interests	12.6	—	26.2	—
Preferred stock dividends and accretion of issuance costs	—	—	—	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2017
(Unaudited, Dollars in millions)

The investment account represents the total carrying value of our equity, before depreciation and amortization. Below is a summary of our investment account by product type and geography:

June 30, 2017
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $466.0	$6,528.1
Loan purchases and originations	87.2
Investment debt	(4,192.8)
Cash held by consolidated investments	695.6
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $54.4	535.9
Net hedge asset	(85.5)
Other(2)	69.5
Consolidated investment account	3,638.0
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $219.0	(1,543.2)
Investment account	$2,094.8
(1) Excludes $17.5 million related to our investment in a servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets, as well as net other assets of consolidated investments.

Investment Account Detail at June 30, 2017(1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$576.9	$383.2	$6.1	$200.1	$77.0	$1,243.3
United Kingdom	—	63.3	—	—	—	63.3
Ireland	68.9	56.8	—	—	85.5	211.2
Japan	6.4	—	—	—	—	6.4
Cash, marketable securities and net hedge asset						101.0
Total excluding KWE	$652.2	$503.3	$6.1	$200.1	$162.5	$1,625.2
KWE:
United Kingdom	$9.6	$183.1	$4.6	$—	$4.6	$201.9
Ireland	16.1	71.5	2.1	—	4.1	93.8
Italy	—	19.5	—	—	—	19.5
Spain	—	31.4	—	1.0	—	32.4
Cash and net hedge liability(2)						122.0
Total KWE	$25.7	$305.5	$6.7	$1.0	$8.7	$469.6
Grand Total	$677.9	$808.8	$12.8	$201.1	$171.2	$2,094.8
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 23.8% ownership interest in KWE as of June 30, 2017.
(2) Includes $141.0 million of KW's share of cash and $(19.0) million of KW's share of hedges. KW's share of KWE's unsecured debt has been allocated to unencumbered KWE investments.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2016
(Unaudited, Dollars in millions)

December 31, 2016
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $374.3	$6,188.5
Loan purchases and originations	87.7
Investment debt	(3,956.1)
Cash held by consolidated investments	625.5
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $52.3	592.0
Net hedge liability	(47.0)
Other(2)	55.5
Consolidated investment account	3,546.1
Add back:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $168.3	(1,463.4)
Investment account	$2,082.7
(1) Excludes $15.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2016(1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$562.9	$310.7	$12.4	$247.8	$92.3	$1,226.1
United Kingdom	5.7	66.1	—	—	—	71.8
Ireland	67.1	63.1	—	—	79.6	209.8
Japan	6.1	—	—	—	—	6.1
Cash, marketable securities and net hedge asset						123.6
Total excluding KWE	$641.8	$439.9	$12.4	$247.8	$171.9	$1,637.4
KWE:
United Kingdom	$8.8	$176.7	$4.6	$—	$4.2	$194.3
Ireland	15.0	64.9	2.1	—	3.7	85.7
Spain	—	28.6	—	—	—	29.7
Italy	—	18.4	—	1.1	—	18.4
Cash and net hedge liability(2)						117.2
Total KWE	$23.8	$288.6	$6.7	$1.1	$7.9	$445.3
Grand Total	$665.6	$728.5	$19.1	$248.9	$179.8	$2,082.7
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 23.6% ownership interest in KWE as of December 31, 2016.
(2) Consists of $133.0 million of KW's share of cash, $(15.8) million of KW's share of hedges. KW's share of KWE's unsecured debt has been allocated to unencumbered KWE investments.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited, Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Interest expense - investment (Kennedy Wilson's Share)
Interest expense - investment	35.5	33.6	69.9	66.1
Interest expense (attributable to noncontrolling interests)	(15.0)	(17.0)	(30.0)	(33.7)
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.0	6.2	11.5	12.3
Interest expense - investment (Kennedy Wilson's Share)	$26.5	$22.8	$51.4	$44.7

Interest expense - corporate (Kennedy Wilson's Share)
Interest expense - corporate	16.6	12.2	32.2	24.3
Early extinguishment of corporate debt	—	—	—	—
Interest expense - corporate (Kennedy Wilson's Share)	$16.6	$12.2	$32.2	$24.3

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	52.1	48.9	101.8	97.3
Depreciation and amortization (attributable to noncontrolling interests)	(24.3)	(24.4)	(47.1)	(50.3)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.4	5.3	8.7	10.5
Depreciation and amortization (Kennedy Wilson's Share)	$32.2	$29.8	$63.4	$57.5

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for (benefit from) income taxes	8.7	(3.9)	4.6	(3.4)
Provision for (benefit from) income taxes (attributable to noncontrolling interests)	(0.6)	(1.0)	(2.4)	(2.0)
Provision for (benefit from) income taxes (Kennedy Wilson's Share)	$8.1	$(4.9)	$2.2	$(5.4)

Kennedy-Wilson Holdings, Inc
Same Property Reconciliation
(Unaudited, Dollars in millions)

	2Q - 2017		2Q - 2016
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Operating Income	$12.9	$12.9	$16.3	$16.3
Less: Sale of real estate	(12.8)	(12.8)	(12.3)	(12.3)
Less: Investment management, property services and research fees	(7.7)	(7.7)	(13.5)	(13.5)
Less: Loans and other income	(4.5)	(4.5)	(3.6)	(3.6)
Add: Rental operating	36.6	—	32.8	—
Add: Hotel operating	22.8	—	23.6	—
Add: Cost of real estate sold	9.6	9.6	9.2	9.2
Add: Commission and marketing	1.7	1.7	1.8	1.8
Add: Compensation and related	45.5	45.5	40.5	40.5
Add: General and administrative	10.0	10.0	11.8	11.8
Add: Depreciation and amortization	52.1	52.1	48.9	48.9
Less: Income from unconsolidated investments	(13.4)	(13.4)	(8.4)	(8.4)
Property-Level (Consolidated)	$152.8	$93.4	$147.1	$90.7
Less: NCI adjustments (1)	(61.0)	(39.6)	(66.9)	(45.0)
Add: Unconsolidated investment adjustments (2)	15.5	10.6	14.9	10.1
Add: Straight-line and above/below market rents	(2.9)	(2.9)	(1.4)	(1.4)
Less: Reimbursement of recoverable operating expenses	(2.0)	—	(1.9)	—
Less: Properties bought and sold (3)	(12.9)	(8.3)	(4.8)	(3.4)
Less: Other properties excluded (4)	(2.1)	(0.6)	(4.2)	(2.2)
Other Reconciling Items (5)	(1.9)	(0.3)	(2.0)	0.9
Same Property	$85.5	$52.3	$80.8	$49.7

	2Q - 2017		2Q - 2016
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$18.4	$16.2	$18.4	$16.2
Multifamily Market Rate Portfolio - Same Property	41.1	27.3	38.8	25.8
Multifamily Affordable Portfolio - Same Property	6.3	4.2	6.1	3.9
Hotel - Same Property	19.7	4.6	17.5	3.8
Same Property	$85.5	$52.3	$80.8	$49.7

(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not during the applicable period.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc
Same Property Reconciliation (continued)
(Unaudited, Dollars in millions)

	Six months ended June 30, 2017		Six months ended June 30, 2016
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Operating Income	$54.1	$54.1	$44.8	$44.8
Less: Sale of real estate	(13.6)	(13.6)	(14.2)	(14.2)
Less: Investment management, property services and research fees	(25.2)	(25.2)	(32.6)	(32.6)
Less: Loans and other income	(6.5)	(6.5)	(5.8)	(5.8)
Add: Rental operating	72.6	—	63.8	—
Add: Hotel operating	47.2	—	48.1	—
Add: Cost of real estate sold	10.3	10.3	10.6	10.6
Add: Commission and marketing	3.7	3.7	3.5	3.5
Add: Compensation and related	78.2	78.2	86.2	86.2
Add: General and administrative	19.9	19.9	22.0	22.0
Add: Depreciation and amortization	101.8	101.8	97.3	97.3
Less: Income from unconsolidated investments	(35.9)	(35.9)	(27.6)	(27.6)
Property-Level (Consolidated)	$306.6	$186.8	$296.1	$184.2
Less: NCI adjustments (1)	(124.5)	(80.5)	(138.5)	(94.7)
Add: Unconsolidated investment adjustments (2)	31.0	21.5	29.7	20.4
Add: Straight-line and above/below market rents	(5.7)	(5.7)	(3.0)	(3.0)
Less: Reimbursement of recoverable operating expenses	(4.5)	—	(4.6)	—
Less: Properties bought and sold (3)	(24.9)	(15.9)	(9.3)	(6.6)
Less: Other properties excluded (4)	(4.1)	(1.6)	(8.1)	(4.2)
Other Reconciling Items (5)	(4.6)	(0.4)	(3.1)	1.4
Same Property	$169.3	$104.2	$159.2	$97.5

	Six months ended June 30, 2017		Six months ended June 30, 2016
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$37.2	$32.8	$36.7	$32.1
Multifamily Market Rate Portfolio - Same Property	79.0	52.7	74.3	49.4
Multifamily Affordable Portfolio - Same Property	12.6	8.4	12.2	8.0
Hotel - Same Property	40.5	10.3	36.0	8.0
Same Property	$169.3	$104.2	$159.2	$97.5

(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not during the applicable period.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc
Property-Level NOI Reconciliation
(Unaudited, Dollars in millions)

	Property-Level NOI
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating Income	$12.9	$16.3	$54.1	$44.8
Less: Sale of real estate	(12.8)	(12.3)	(13.6)	(14.2)
Less: Investment management, property services and research fees	(7.7)	(13.5)	(25.2)	(32.6)
Less: Loans and other income	(4.5)	(3.6)	(6.5)	(5.8)
Add: Cost of real estate sold	9.6	9.2	10.3	10.6
Add: Commission and marketing	1.7	1.8	3.7	3.5
Add: Compensation and related	45.5	40.5	78.2	86.2
Add: General and administrative	10.0	11.8	19.9	22.0
Add: Depreciation and amortization	52.1	48.9	101.8	97.3
Less: Income from unconsolidated investments	(13.4)	(8.4)	(35.9)	(27.6)
Property-Level NOI (Consolidated)	$93.4	$90.7	$186.8	$184.2
Less: NCI adjustments (1)	(40.6)	(44.1)	(82.3)	(93.3)
Add: Unconsolidated investment adjustments (2)	12.1	13.5	23.8	26.7
Property-Level NOI (KW Share)	$64.9	$60.1	$128.3	$117.6

(1) Rental revenues and operating expenses and hotel revenues and operating expenses attributable to non-controlling interests.
(2) The Company’s share of unconsolidated investment net operating income.

Investment NOI Detail
(Unaudited, Dollars in millions)

The following summarizes Kennedy Wilson's (including KWE) pro-rata share of estimated annual NOI from its income-producing portfolio by category and geography.

	Western U.S.	U.K.	Ireland	Italy	Spain	Japan	Total
Office	$37.0	$21.6	$10.8	$3.3	$—	$—	$72.7
Retail	12.4	8.8	3.1	—	2.7	—	27.0
Industrial	—	3.6	—	—	—	—	3.6
Multifamily - Market Rate	124.9	—	8.7	—	—	0.4	134.0
Multifamily - Affordable	17.8	—	—	—	—	—	17.8
Hotels	4.4	0.4	14.7	—	—	—	19.5
Total Estimated Annual NOI	$196.5	$34.4	$37.3	$3.3	$2.7	$0.4	$274.6